UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2006

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51103	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street
New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 968-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 1.01.         Entry into a Material Definitive Agreement.

On December 7, 2006, GFI Group Inc.’s (the “Company”) Board of Directors, upon the recommendation of its Compensation Committee, adopted certain amendments to its compensation policy for non-executive directors, which was described in the Company’s Current Report on Form 8-K filed on March 30, 2005.  The amendments will be effective for fiscal year 2007.

Pursuant to the amended compensation policy, non-executive directors will be eligible to receive compensation comprised of (i) a cash retainer, (ii) meeting/chairperson fees, and (iii) an annual grant of restricted stock units, all as previously disclosed.  In addition, the amended compensation policy authorizes the payment of $10,000 annually to the chairperson of the Board’s Risk Policy Committee.  Each non-executive director will continue to have the option to elect to receive all or a portion of his/her cash retainer, meeting or chairperson fees in the form of restricted stock units.  If a non-executive director elects to receive all or a portion of his/her cash retainer, meeting or chairperson fees in the form of restricted stock units, then such restricted stock units will be granted in January of each year (unless the compensation committee determines otherwise) and, under the amended compensation policy, the grant price will be based on the average of the closing prices of the Company’s common stock during the last two-week period in the month of grant.  These grants will vest on December 31st of the year of grant.  Previously, these grants were based on the price of the Company’s stock on December 31st of the prior year and vested quarterly.

Pursuant to the amended compensation policy, the number of restricted stock units that will be granted annually (as set forth in clause (iii) of the previous paragraph) will be determined by dividing $40,000 (or such other amount as resolved by the Compensation Committee) by the average of the closing prices of the Company’s common stock over the last two-week period in the month of grant.  Previously, the number of restricted stock units granted was determined based on the closing price of the Company’s common stock on the date of grant.  The date of grant shall be determined by the Compensation Committee and one-third of the units shall become unrestricted and vest on each of the first, second and third anniversaries of the date of grant.

Finally, the amended compensation policy gives the Compensation Committee the authority, in its discretion, to alter the amount and type of compensation that non-executive directors are entitled to receive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.

Date: December 11, 2006	By:	/s/ Scott Pintoff
Name: Scott Pintoff
Title: General Counsel and Corporate Secretary